SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Current Report

 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 9, 1998

                          PERIPHERAL CONNECTIONS, INC.
               (Exact name of registrant as specified in charter)

          Nevada                       33-55254-39             87-0485315
(State or other jurisdiction         (Commission file         (IRS Employer
    of incorporation)                   Number)           Identification Number)

           176 John Street
      Toronto, Ontario, Canada                         M5T 1X5
        (Address of principal                        (Zip Code)
         executive offices)

Registrant's telephone number (including area code):    (416) 593-0859
                                                    ------------------

                                 AMENDMENT NO. 2
The  undersigned   registrant  hereby  amends  the  following  items,  financial statements, exhibits, or other portions of its current report on Form 8-K dated April 20, 1998 and filed April 21, 1998 as follows:
                  Item 7

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Audited financial statements of NetKing Limited. (1)

         (b)      Pro-Forma Financial Information

         (c) Appraisal of Intellectual Property of NetKing Limited.


(1) The symbol (#) indicates British Pound Sterling.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PERIPHERAL CONNECTIONS, INC.



Date: 16 December 1998            By:
                                     Tomas George Wilmot, President

                                 NETKING LIMITED





                             REPORT AND CONSOLIDATED
                              FINANCIAL STATEMENTS


                                 FOR THE PERIOD
                        27 FEBRUARY 1998 TO 9 APRIL 1998






                 REGISTERED NUMBER: 3505172 (ENGLAND AND WALES)

NETKING LIMITED

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998

Contents                                                    Pages

Company information                                         1

Director's report                                           2-4

Auditors' report                                            5

Holding company balance sheet                               6

Profit and loss account                                     7

Balance sheet                                               8

Cash flow statement                                         9

Notes to the financial statements                           10-16

The following pages do not form part of the statutory financial statements

Detailed trading and profit and loss statement              17-18

NETKING LIMITED

COMPANY INFORMATION
AS AT 9APRIL 1998


                                    DIRECTOR

                               Tomas George Wilmot

                                    SECRETARY

                            Clive Montague Griffiths

                                REGISTERED OFFICE

                               31 Southampton Row
                                 London WC1B 5HT

                                BUSINESS ADDRESS

                                   Link house
                                  259 City Road
                                 London EC1V 1JE

                                    AUDITORS

                        The Lawrence Woolfson Partnership
                  Chartered Accountants and Registered Auditor
                                1 Bentinck Street
                                 London W1M 5RN

                                   SOLICITORS

                                   Cooper Chan
                                Unicorn Chambers
                                 Victoria Street
                                     Douglas
                               Isle of Man IM1 2LD

                                PRINCIPAL BANKERS

                                 Bank of Ireland
                                  P.O Box 2165
                               20 Berkeley square
                                 London W1A 1TD

NETKING LIMITED

DIRECTOR'S REPORT


The  director  presents  his  first  report  with  the  consolidated   financial
statements of the Company for the period ended 9 April 1998.

Since its incorporation and commencement to trade on 5 February 1998 the company has:

1. Acquired 100% of the issued share capital of Skynet 2001 Limited on 27 February 1998.

2.   Become a wholly-owned  subsidiary of Peripheral  Connections  Inc. ( PEPC :
     OTC BB ) on 11 May 1998.

3. Entered into a Strategic Alliance with AMP Inc. on 13 August 1998 to develop the Skynet Satellite Navigation system used for in-car communications, information, car-theft security, vehicle location/recovery and personal protection.

PRINCIPAL ACTIVITIES

The principal activities of the Company in the separate period under review was that of a holding company.

The Company's subsidiary is Skynet 2001 Limited which develops the Skynet tracking and anti- theft security system for cars and trucks. The Skynet system is a platform by which various technologies react and inter-react to receive and correlate and transmit remote voice and data information which enables vehicles to be monitored and controlled by a central monitoring station. The first of these technologies is Global Position System (GPS) which is a satellite-based system that permits Skynet to pinpoint within a few meters the location of vehicles anywhere in the European Common Market and most Eastern countries, Russia included. The second of these technologies is 1800 megahertz GSM (Global Standard for Mobile Communications) which enables Skynet to be in constant voice and data communication via cellular telephones with the car or truck. By coupling GPS with GSM with its proprietary immobilizing system to monitor and control the vehicle's electronics and engine capabilities from its monitoring station, the Skynet platform effectively "wraps" the vehicle in a net of radio, electrical, electronic, mechanical, telematics and satellite protection which spans national boundaries and continents.

REVIEW OF THE BUSINESS

The results for the period show a net loss after taxation of (#)172,384. The implementation of the Company's sales and marketing program will require substantial infusions of new capital into the business. The Company may also find it necessary to raise capital to fund its long term requirements. While management is optimistic it can raise short and long term capital, there can be no assurance it will be able to do so on terms that are satisfactory to the Company.

TRANSFERS TO RESERVES

It is proposed that the retained loss for the period of (#)172,384 be transferred to reserves.

POST BALANCE SHEET EVENTS

1. On 11 May 1998, the company became a wholly-owned subsidiary of Peripheral Connections Inc. in a transaction between Tomas George Wilmot and publicly-held Peripheral Connections Inc. wherein Mr. Wilmot sold his 100% shareholding in Netking Limited to Peripheral in return for the transfer to him by Peripheral of 10,000,000 $0.001 common shares, representing 68.5% ownership of Peripheral.

2. On 13 August 1998, the company entered into a Strategic Alliance with AMP Inc. wherein AMP will market and manufacture the Skynet anti-theft and security system to vehicle manufacturers.

DIRECTORS AND THEIR INTERESTS

The directors in office in the period and their beneficial interests in the company at the balance sheet date were as follows :

Directors retired during the period:

                                                                                        Number of
                                                                                        Shares 1998
CDF Formations Limited              9 February 1998           Ordinary Shares           Nil
Local Protectors Limited            2 March 1998              Ordinary Shares           Nil

Directors appointed during the period :

CDF Formations Limited              5 February 1998           Ordinary Shares           Nil
Local Protectors Limited            9 February 1998           Ordinary Shares           Nil
Tomas George Wilmot                 27 February 1998          Ordinary Shares           Nil

DIRECTOR'S RESPONSIBILITIES

Company law requires the director to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the profits or loss of the company for that period. In preparing those financial statements, the director is required to :

         - select suitable accounting policies and then apply them consistently;

         - make judgments and estimates that are reasonable and prudent;

         - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

         - prepare the financial statements on the going concern basis unless it is inappropriate to presume the company will continue business.

The director is responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable him to ensure that the financial statements comply with the Companies Act 1985. He is also responsible for safeguarding the assets of the company and hence for taking responsible steps for the prevention and detection of fraud and other irregularities.

AUDITORS

The Lawrence Woolfson Partnership were appointed auditors to the group and in accordance with section 385 of the Companies Act 1985 are willing to be re-appointed.

Signed by :


Tomas George Wilmot
Director

Date: 9 October 1998

NETKING LIMITED

AUDITORS' REPORT TO THE MEMBERS


We have audited the financial statements on pages 6 to 16 which have been prepared under the historical cost convention as modified by the revaluation of intangible fixed assets and on the basis of accounting policies set out on page 10.

RESPECTIVE RESPONSIBILITIES OF THE DIRECTOR AND AUDITORS
As described in the director's report, the company's director is responsible for the preparation of financial statements. It is our responsibility to form an independent opinion , based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the director in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of affairs of the group as at 9 April 1998 and of its loss for the period then ended and have been properly prepared in accordance with the Companies Act 1985.






The Lawrence Woolfson Partnership
Chartered Accountants and Registered Auditor
1 Bentinck Street
London W1M 5RN



Date signed: 9th October 1998

NETKING LIMITED

BALANCE SHEET
AT 9 APRIL 1998


                                                              Notes              (#)                  (#)

FIXED ASSETS
Investment
                                                                6                                      4,000,000

CURRENT ASSETS
Debtors                                                         8                        2

CREDITORS: amounts falling due
within one year                                                 9               (4,005,500)
                                                                         -----------------

NET CURRENT LIABILITIES                                                                               (4,005,498)
                                                                                                   -------------

TOTAL ASSETS LESS
CURRENT LIABILITIES                                                                                       (5,498)
                                                                                                    ============

CAPITAL AND RESERVES
Called up share capital                                        10                                              2
Profit and loss account                                                                                   (5,500)
                                                                                               -----------------

TOTAL SHAREHOLDERS' FUNDS                                      11                                         (5,498)
                                                                                               =================


Approved on 9th October 1998 and signed by:




Tomas George Wilmot
Director


      The notes on pages 10 to 16 form part of these financial statements.
                                     Page 6

NETKING LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


                                                                                    Notes             1998
                                                                                                      (#)

TURNOVER                                                                                                   9,802
Cost of sale                                                                                             (46,107)
                                                                                               -----------------

GROSS LOSS                                                                                               (36,305)
Selling and distribution costs                                                                           (13,752)
Administrative expenses                                                                                 (122,327)
                                                                                               -----------------

OPERATING LOSS                                                                        2                 (172,384)
                                                                                               -----------------

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                                                             (172,384)

Tax on loss on ordinary activities                                                                             -
                                                                                               -----------------

LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                                                              (172,384)
                                                                                               =================

All amounts relate to continuing activities which commenced during the period.

There have been no recognised gains or losses, other than the results for the financial period, and all profits and losses have been accounted for on an historical cost basis.


      The notes on pages 10 to 16 form part of these financial statements.
                                     Page 7

NETKING LIMITED

CONSOLIDATED BALANCE SHEET
AT 9 APRIL 1998


                                                              Notes              (#)                  (#)

FIXED ASSETS
Intangible assets                                               4                                      4,123,327
Tangible assets                                                 5                                         35,221
                                                                                               -----------------
                                                                                                       4,158,548
CURRENT ASSETS
Stocks                                                          7                    4,826
Debtors                                                         8                   44,097
Cash in hand                                                                            14
                                                                         -----------------
                                                                                    48,937

CREDITORS: amounts falling due within
one year                                                        9               (4,378,563)
                                                                         -----------------

NET CURRENT LIABILITIES                                                                               (4,329,626)
                                                                                               -----------------

TOTAL ASSETS LESS CURRENT
LIABILITIES                                                                                             (171,078)
                                                                                               =================

CAPITAL AND RESERVES
Called up share capital                                        10                                              2
Reserve on consolidation                                                                                   1,304
Profit and loss account                                                                                 (172,384)
                                                                                               -----------------

TOTAL SHAREHOLDERS' FUNDS                                      11                                       (171,078)
                                                                                               =================


Approved on 9th October 1998 and signed by:


Tomas George Wilmot
Director

      The notes on pages 10 to 16 form part of these financial statements.
                                     Page 8

NETKING LIMITED

CONSOLIDATED CASH FLOW STATEMENT
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998



                                                                                    Notes             1998
                                                                                                      (#)
NET CASH INFLOW FROM
OPERATING ACTIVITIES                                                                  2                4,179,516
Reserve on consolidation                                                                                   1,304
                                                                                               -----------------
                                                                                                       4,180,820
                                                                                               -----------------
Servicing of finance:
Issue of shares                                                                                                2
                                                                                               -----------------

NET CASH INFLOW FROM RETURNS
ON INVESTIMENTS AND SERVICING
OF FINANCE                                                                                                     2
                                                                                               -----------------

Investing activities:
Fixed assets acquisition                                                             12               (4,204,825)
                                                                                               -----------------

NET CASH FLOW FROM
INVESTING ACTIVITIES                                                                                  (4,204,825)
                                                                                               -----------------

NET CASH OUTFLOW
BEFORE FINANCING                                                                                         (24,003)
                                                                                               -----------------

DECREASE IN CASH AND
CASH EQUIVALENTS                                                                     13                  (24,003)
                                                                                               =================


      The notes on pages 10 to 16 form part of these financial statements.
                                     Page 9

NETKING LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


1.       STATEMENT OF ACCOUNTING POLICIES

         The consolidated financial statements have been prepared under the historical cost convention modified to include the revaluation of intangible fixed assets and are in accordance with applicable accounting standards.

         Turnover
         Turnover represents the total invoice value, excluding value added tax, of goods sold and services rendered during the period.

         Goodwill on consolidation
         Goodwill on consolidation is the net amount paid on the acquisition of the subsidiary.

         Depreciation of tangible fixed assets
         Depreciation is provided at the following annual rates in order to write off each asset over its useful life:

         Furniture, fixtures and fittings            10% on net book value
         Computer equipment                          25% on net book value

         Amortisation of intangible fixed assets
         Intangible fixed assets are amortised at 10% per annum on net book value.

         Stocks
         Stocks are stated at the lower of cost and net realisable value.
         Net realisable value is based on estimated selling price less further costs to completion and disposal.

         Foreign currencies
         Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into the profit and loss accounts for the period.

         Lease commitments
         Lease payments under operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

NETKING LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY TO 9 APRIL 1998


         Going concern
         Whilst the company has incurred losses in this first period of trading and has continued to do so, it has been developing a new range of products for launch in October 1998, in consequence of which the company is expected to achieve profitability in early 1999.

2.       OPERATING LOSS

         Operating loss                                                                               1998
                                                                                                      (#)
         After charging:
         Depreciation of fixed assets                                                                        590
         Amortisation of intangible assets                                                                45,687
         Directors remuneration                                                                                -
         Auditors' remuneration                                                                            8,000
         Operating lease rentals
              Other                                                                                        9,637
              Motor vehicles                                                                                 926
                                                                                               =================

Reconciliation of operating loss to
net cash inflow from operating activities
                                                                                                      1998
                                                                                                      (#)
         Operating loss                                                                                 (172,384)
         Depreciation                                                                                        590
         Amortisation                                                                                     45,687
         Increase in stocks                                                                               (4,826)
         Increase in debtors                                                                             (44,097)
         Increase in creditors                                                                         4,354,546
                                                                                               -----------------

         Net cash inflow from operating activities                                                     4,179,516
                                                                                               =================

3.       INFORMATION ON DIRECTOR AND EMPLOYEES
                                                                                                      1998
                                                                                                      (#)
         Staff costs
         Wages and salaries                                                                               34,961
         Social security costs                                                                             3,374
                                                                                                ----------------
                                                                                                          38,335
                                                                                                ================

NETKING LIMITED
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998

                                                                                                      1998
                                                                                                       No.
The average number of employees during the period was made up as follows:
Number of employees - Sales                                                                                    9
Number of employees - Administration                                                                           8
                                                                                               -----------------
                                                                                                              17

4.       INTANGIBLE FIXED ASSETS
                                                                                                  Intellectual
                                                                                                 Property Rights
                                                                                                 and Brand Name
                                                                                                       (#)
         Cost:
         Additions                                                                                     4,169,014

         Amortisation:
         Charge for the period                                                                            45,687
                                                                                               -----------------

         Net book value:
         At 9 April 1998                                                                               4,123,327
                                                                                               =================

NETKING LIMITED
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


5.       TANGIBLE FIXED ASSETS

                                                       Furniture,             Computer                Total
                                                      Fixtures and       Equipment
                                                        Fittings
                                                           (#)                  (#)                   (#)
         Cost:
         Additions                                             23,787               12,024                35,811
                                                   ------------------    -----------------     -----------------

         At 9 April 1998                                       23,787               12,024                35,811
                                                   ------------------    -----------------     -----------------

         Depreciation
         Charge for the period                                    261                  329                   590
                                                   ------------------    -----------------     -----------------

         Net book value
         At 9 April 1998                                       23,526               11,695                35,221
                                                   ==================    =================     =================

6.       INVESTMENT

         On 27th February 1998 the company acquired 100% of the issued share capital of Skynet 2001 Limited, a company incorporated in England and Wales. That company provides vehicle security telecommunication and vehicle tracking systems using the GSM or PCN networks. The aggregate amount of share capital and reserves of Skynet 2001 Limited as at 9th April 1998 was (pound)3,834,420 and the loss in the period to 9th April was (pound)181,154.

7.       STOCKS

                                                          Group            Holding Company
                                                          1998                  1998
                                                           (#)                   (#)
         Finished goods and goods
              for resale                                        4,826                    -
                                                   ==================    =================

                                                          Group                Holding
                                                                               Company
8.       DEBTORS                                          1998                  1998
                                                           (#)                   (#)
         Trade debtors                                         15,591                    -
         Other debtors                                         14,862                    2
         Prepayment and accrued income                         13,644                    -
                                                   ------------------    -----------------
                                                               44,097                    2
                                                   ==================    =================

NETKING LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998



                                                          Group                Holding
                                                                               Company
9.       CREDITORS:                                       1998                  1998
         amounts falling due within one year               (#)                   (#)
         Bank overdraft                                        24,017                    -
         Trade creditors                                       24,372                    -
         Amount owed to holding company*                    4,000,000            4,000,000
         Amount owed to subsidiary company                          -                5,000
         Other creditors                                      171,291                    -
         Other taxes and social security costs                 35,895                    -
         Directors loan account                                45,478                    -
         Accruals and deferred income                          77,510                  500
                                                   ------------------    -----------------
                                                            4,378,563            4,005,500
                                                   ==================    =================

         * This loan replaced a third party promissory note which was satisfied by the issue of 5,000,000 Peripheral Connections Incorporated Class A common shares of US $0.001 each at par. Peripheral Connections Incorporated is the parent company of Netking Limited.


                                                          Group                Holding
                                                                               Company
10.      SHARE CAPITAL                                    1998                  1998
                                                           (#)                   (#)
         Authorised:
           Equity interests:
           1,000 Ordinary shares
              of(pound)1 each                                   1,000                1,000
                                                   ==================    =================

         Allotted, called up and fully paid
              Equity interests:
              2 Ordinary shares of(pound)1 each                     2                    2
                                                   ==================    =================

NETKING LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


11.      RECONCILIATION OF MOVEMENTS
         IN SHAREHOLDERS' FUNDS

                                                          Group                Holding
                                                                               Company
                                                          1998                  1998
                                                          (#)                   (#)

         Loss for the financial period                       (172,384)              (5,500)
         Reserve on consolidation                               1,304

         Net addition to shareholders' funds
         Ordinary Shares paid up                                    2                    2
                                                   ------------------    -----------------

         Closing shareholders' funds                         (171,078)              (5,498)
                                                   ==================    =================

         Represented by:-
         Equity interests                                    (171,078)              (5,498)
                                                   ==================    =================

12.      ANALYSIS OF CASH FLOWS FOR HEADINGS
         NETTED IN THE CASH FLOW STATEMENT

                                                                                1998
                                                                                 (#)

         Returns on investments and servicing of finance

         Capital expenditure
         Purchase of intangible fixed assets                                    (4,169,014)
         Purchase of tangible fixed assets                                         (35,811)
                                                                         -----------------
         Net cash outflow from capital expenditure                              (4,204,825)
                                                                         =================

NETKING LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


13.      ANALYSIS OF CHANGES IN NET DEBT

                                                                              Cash flow               1998
                                                                                 (#)                   (#)
         Cash in hand                                                                   14                    14
         Bank overdraft                                                            (24,017)              (24,017)
                                                                         -----------------     -----------------
                                                                                   (24,003)              (24,003)
                                                                         =================     =================

14.      REVENUE COMMITMENTS

         At period end the company was committed to make the following payments during the next year in respect of operating leases.

                                                                              Land and
                                                                              buildings               Other
                                                                                1998                  1998
                                                                                 (#)                   (#)
         Within one year                                                            73,644                     -
         More than one year and less
           than five years                                                               -                 7,389
                                                                         =================     =================

15.      PARENT COMPANY

         The parent company is Peripheral Connections Incorporated, a company incorporated in the state of Nevada, USA whose shares are quoted on OTC-BB. Tomas George Wilmot holds 68.5% of the issued share capital of the parent company and is therefore the ultimate controlling party.

NETKING LIMITED

CONSOLIDATED DETAILED TRADING AND PROFIT AND LOSS ACCOUNT
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


                                                                                           1998
                                                                                (#)                   (#)
         SALES                                                                                             9,802

         COST OF SALES
               Purchases                                                            21,130
               Freight and distribution                                                441
               Warranty claims                                                       3,830
               Wages and national insurance                                         15,012
               Subcontract labour                                                   10,520
                                                                         -----------------
                                                                                    50,933
         Closing stocks                                                             (4,826)
                                                                         -----------------
                                                                                                         (46,107)
                                                                                                    ------------
         GROSS LOSS                                                                                      (36,305)


         SELLING AND DISTRIBUTION COSTS                                             13,752
         ADMINISTRATIVE EXPENSES                                                   122,327
                                                                         -----------------
                                                                                                        (136,079)
                                                                                                    ------------
         OPERATING LOSS FOR THE PERIOD                                                                  (172,384)
                                                                                                    ------------

         NET LOSS FOR THE PERIOD                                                                        (172,384)
                                                                                                    ============

NETKING LIMITED

CONSOLIDATED DISTRIBUTION AND ADMINISTRATIVE EXPENSES
FOR THE PERIOD 27 FEBRUARY 1998 TO 9 APRIL 1998


                                                                                                      1998
                                                                                                       (#)
SELLING AND DISTRIBUTION COSTS
Advertising, promotions and exhibitions                                                                    6,987
Public relations                                                                                             500
Motor expenses                                                                                             1,148
Motor vehicle leasing                                                                                        926
Travel and subsistence                                                                                       916
Entertaining                                                                                               3,275
                                                                                                    ------------
                                                                                                          13,752
                                                                                                    ============

ADMINISTRATIVE EXPENSES
Wages and national insurance                                                                              23,323
Redundancy costs                                                                                          10,000
Rent payable                                                                                               9,637
Rates                                                                                                      2,600
Insurance                                                                                                    537
Light and heat                                                                                               650
Repairs and maintenance                                                                                       73
Cleaning                                                                                                   1,200
Printing, postage and stationary                                                                           3,766
Telephone                                                                                                  4,881
Hire of equipment                                                                                            375
Legal and professional fees                                                                               10,868
Audit fees                                                                                                 8,000
Bank charges                                                                                                  71
Sundry expenses                                                                                               69
Amortisation                                                                                              45,687
Depreciation                                                                                                 590
                                                                                               -----------------

                                                                                                         122,327
                                                                                               =================

                                    PERIPHERAL CONNECTIONS, INC. AND SUBSIDIARY
                                           (A Development Stage Company)
                                         Unaudited Pro Forma Balance Sheet


                                                            March 31,           April 9,
                                                              1998                1998
                                                           Peripheral            Netking          Consolidated
ASSETS
CURRENT ASSETS
   Cash                                                $            9,253  $               23  $           9,276
   Accounts receivable                                                  0              50,853             50,853
   Inventory                                                            0               8,059              8,059
   Prepaid expenses                                                     0              22,785             22,785
                                                       ------------------  ------------------  -----------------

                                 Total Current Assets               9,253              81,720             90,973

   Equipment and software                                               0              58,819             58,819
   Licenses and brand names                                             0           6,885,956          6,885,956
                                                       ------------------  ------------------  -----------------
                                                                        0           6,944,775          6,944,775
                                                       ------------------  ------------------  -----------------

                                         TOTAL ASSETS  $            9,253  $        7,026,495  $       7,035,748
                                                       ==================  ==================  =================

LIABILITIES & EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                    $                0  $           40,701  $          40,701
   Bank overdraft                                                       0              40,108             40,108
   Loan payable **                                                      0           6,680,000          6,680,000
   Accrued expenses/deferred income                                     0             551,390            551,390
                                                       ------------------  ------------------  -----------------

                            Total Current Liabilities                   0           7,312,199          7,312,199
                                                       ------------------  ------------------  -----------------

                                    Total Liabilities                   0           7,312,199          7,312,199

STOCKHOLDERS' EQUITY (DEFICIT)

   Common Stock $0.001 par value
   Authorized - 25,000,000 shares
   Issued and outstanding 3,850,000 shares                          3,850                   3             13,850*
   Additional paid-in capital                                     282,150               2,174            274,327
   Deficit accumulated during the
     development stage                                           (276,747)           (287,881)          (564,628)
                                                       ------------------  ------------------  -----------------

                 Total Stockholders' Equity (Deficit)               9,253            (285,704)          (276,451)
                                                       ------------------  ------------------  -----------------

                                TOTAL LIABILITIES AND
                                 STOCKHOLDERS' EQUITY  $            9,253  $        7,026,495  $       7,035,748
                                                       ==================  ==================  =================

     * 10,000,000 shares were issued for subsidiary.
   ** The Creditor later agreed to accept 5,000,000 shares of the Company's common stock to cancel the debt.

                   PERIPHERAL CONNECTIONS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Unaudited Pro Forma Statement of Operations
                           Period ended April 9, 1998


                                                            March 31,           April 9,
                                                              1998                1998
                                                           Peripheral            Netking          Consolidated
                                                       ------------------  ------------------  -----------------
Sales                                                  $                0  $           16,369  $          16,369
Cost of sales                                                           0              76,999             76,999
                                                       ------------------  ------------------  -----------------

                                           Gross Loss                   0             (60,630)           (60,630)

Interest income                                                       105                   0                105
Expenses
   General and administrative                                       1,817             227,251            229,068
                                                       ------------------  ------------------  -----------------
                                                                    1,817             227,251            229,068

Net Loss for Period                                                (1,712)           (287,881)          (289,593)

Deficit - beginning of Period                                    (275,035)                  0           (275,035)
                                                       ------------------  ------------------  -----------------

Deficit - end of Period                                          (276,747)           (287,881)          (564,628)

Net Loss per Share                                                    .00            (143,941)              (.02)

Average shares outstanding used to
   calculate net loss per share                                 3,850,000                   2         13,850,000

                                APPRAISAL OF THE
                            INTELLECTUAL PROPERTY OF
                                 NETKING LIMITED
                                      AS OF
                                  JULY 31, 1998

                                                                  August 3, 1998



PERSONAL AND CONFIDENTIAL

Mr. Tomas Wilmot, President
Skynet 2001 Limited
Link House, 259 City Road
London EC1V1JE

Dear Mr. Wilmot:

In accordance with your request we have prepared an appraisal of the fair market value of the intellectual property in the business enterprise known as Netking Limited, whose principal offices are located in London, England.

The effective date of value is July 31, 1998.

The values herein reported are contingent upon the Scope and Limitations and Salient Facts and Limiting Conditions as specifically enumerated in the first section of this report.

Predicated upon the analysis conducted, we are of the opinion that the intellectual property purchased by Netking Limited, which is used in connection with the Skynet technology, has a fair market value of not less than $6.6 million (U.S.).

A copy of this report and the data from which it was prepared are available for your inspection upon request.

Respectfully Submitted,

HOULIHAN VALUATION ADVISORS, INC.

                                TABLE OF CONTENTS


                                                                            Page

LETTER OF TRANSMITTAL

SCOPE AND LIMITATIONS                                                        1

SALIENT FACTS AND LIMITING CONDITIONS                                        2

BACKGROUND                                                                   3

NATURE AND HISTORY                                                           4

THE TELEMATICS INDUSTRY                                                     11

VALUATION OF THE INTELLECTUAL PROPERTY                                      12

    Overview                                                                12
    Introduction and Appraisal Procedures                                   12
    Product Development Costs                                               12
    Sales of Peripheral Connections Common Stock                            13
    Black-Scholes Model                                                     14
    Publicly Traded Comparative Analysis                                    18
    Discounted Future Benefits                                              18
    Probability Analysis                                                    20

SUMMARY AND CONCLUSION AS TO VALUE                                          21

    Opinion of Value                                                        21

ADDENDA                                                                     22

    Exhibit Group I    - Guideline Companies                                23
    Exhibit Group II   - Projected Financial Statements                     31
    Exhibit III        - Cost of Capital & DCF Analysis                     35
    Exhibit IV         - Organization Chart                                 38
    Exhibit V          - Peripheral Connections, Inc. Stock Trading Chart   40
    Exhibit VI         - Appraiser Certification                            42
    Exhibit VII        - Appraiser Qualifications                           44

                              SCOPE AND LIMITATIONS

The purpose of this report is to estimate the Fair Market Value of certain intellectual property used in the Skynet Technology.

We have been informed that this report will be employed by Peripheral Connections, Inc. for the following function: balance sheet justification of the purchase price of the intellectual property.

Our appraisal is valid only for the purpose and function which is stated herein, as of July 31, 1998. Any other use or reliance by you or third parties is invalid. You may show our report in its entirety to interested parties outside your organization; however, you agree not to reference our name or our report, in whole or in part, in any document distributed to third parties without our prior written consent. We will, subject to legal orders, maintain the confidentiality of all conversations, documents provided to us, and our report. These conditions can only be modified in writing by both parties.

                      SALIENT FACTS AND LIMITING CONDITIONS

3. All facts and data set forth in this report are true and accurate to the best of the appraiser's knowledge and belief.

4. The fee for the appraisal is not contingent upon the values or the conclusions reported.

5. Neither the appraiser nor any employees of Houlihan Valuation Advisors, Inc. has any current or contemplated financial interest in the property appraised.

6. The appraiser renders no opinion as to legal fee or title, which is assumed to be good and marketable. Prevailing leases, liens and other encumbrances, if any, have been disregarded and the property has been appraised as if free and clear, unless otherwise specifically stated.

7. All financial statements, operating histories and other data relating to income and expenses attributed to the property have been provided by the owner or his representative and have been accepted without further verification, except as specifically set forth in this report.

8. All estimates of value are presented as the appraiser's considered opinion, based upon the facts and data obtained during the investigation.

9. Testimony or attendance in court by reason of this appraisal shall not be required unless previous arrangements have been made therefor.

10. Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media without the written consent and approval of Houlihan Valuation Advisors, Inc.

                                   BACKGROUND

On March 19, 1998 Peripheral Connections, Inc. (a U.S. publicly traded company - NASDAQ symbol PEPC) issued 10 million shares of PEPC stock for all of the outstanding common shares of Netking Limited, an English private company.

Most of all of the assets of Netking are items of intellectual  property used in
conjunction  with  the  Skynet  2000  in-vehicle  system.   Through  a  somewhat
complicated transaction, PEPC ends up with the Skynet assets.

The intellectual property was originally purchased by Skynet 2001 Limited (formerly Keymore Limited) from Skynet Corporation PLC in a liquidation proceeding (which concluded on February 2, 1998). The forthcoming Nature and History section of this report will present these transactions in a more detailed fashion.

                               *NATURE AND HISTORY

Business
Peripheral Connections, Inc. (the "Company") was incorporated under the laws of Nevada on March 14, 1990. The Company is in the developmental stage, and has no operational history and, prior to the acquisition described below, had not engaged in business of any kind.

Netking Acquisition
In 1997, management continued to explore potential business ventures. On March 19, 1998, the Company entered into a Stock Purchase and Sale Agreement whereby the Company agreed to issue 10,000,000 shares of the Company in consideration for all of the stock of Netking Limited, an English private company ("Netking") from Tomas George Wilmot ("Seller"), who beneficially owned all of the stock of Netking. The consideration was determined by arm's length negotiations between the Company and Seller. On April 9, 1998, the Company beneficially acquired all of the stock of Netking from Seller. Title to the 10,000,000 newly issued shares of the common stock of the Company, which is approximately 68.5% of all of the outstanding stock of the Company after such issuance, is held by Tomas George Wilmot, individually.

Netking is the beneficial owner of Skynet 2001 Limited, an English private limited company ("Skynet"). Skynet owns intellectual property comprised of all and any patents, trade marks, copyright, know-how, computer know-how, and technical documentation pertaining to all aspects of a product known as the Skynet 2000 in-vehicle system, as described below, including all enhancements (the "IPR"). The intellectual property owned by Skynet was originally conceived by Mr. Mogens Birkelund, the sole beneficial owner of Comware APS, a Danish corporation.
--------
         *Extracted from PEPC Form 10-KSB.

Mr. Birkelund and Comware APS jointly assigned certain intellectual property to Skynet Services Limited ("Skynet Services") on May 13, 1996. The IPR was purchased by Skynet, which was formed on January 21, 1998, from Skynet Services, in a liquidation proceeding concluded February 2, 1998. The stock of Skynet was subsequently purchased by Netking, which was formed on February 5, 1998. Netking purchased the stock of Skynet for a (pound) 4,000,000 unsecured promissory note, which entire amount remains outstanding. The prior owner of Skynet was not affiliated with Seller or the Company.

Skynet's goal is to provide and market Skynet 2000, a sophisticated vehicle security system and integrated telecommunications product. The Skynet 2000 system operates using GSM or PCN digital cellular telephone networks. The Skynet 2000 is available in the United Kingdom using the Vodafone GSM digital cellular network. In addition to the price of the Skynet 2000 system, separate annual monitoring fees are charged.

The Skynet 2000 system uses advanced communications and security technology coupled with proprietary software that seamlessly integrates into a single product that provides protection, security, and information services using mobile cellular telecommunications via the Skynet 2000 system. The Skynet 2000 system incorporates a GSM (a global system for mobile communica tions, international standard for digital cellular telephone transmissions) cellular car telephone, which provides normal cellular telephone capability, together with a Short Message Service ("SMS"), a remote product status monitoring facility, and GPS (global positions system). By interfacing its Vecta system, which is a vehicle security system with crash and unauthorized entry sensors linked to the vehicle's anti-theft control system, the Skynet 2000 system is able to provide an in-vehicle remote monitoring/anti-theft tracking control system. The Skynet 2000 system is further capable of providing an integrated voice and SMS link between a customer's vehicle and 24 hour a day monitoring for vehicle security, personal distress alarm, and impact sensor and information services.

The Skynet 2000 system's unit, concealed in the customer's vehicle, is capable of communicating automatically with the central security-monitoring bureau independent of the car handset. In the event of an attempted theft which is sufficient to trigger the alarm sensor, information concerning the location of the vehicle and its owner is automatically transmitted to its bureau while within the GSM cellular coverage. A trained operator using a computer based vehicle mapping system with a database of relevant information will, if necessary, pass details on to the police, or the appropri ate emergency services for action. If the driver of the vehicle is in distress (illness, breakdown, or fear of attack) he or she can communicate by the cellular telephone at the central bureau, where an operator can take the appropriate action while still maintaining voice contact with the driver or passengers.

The IPR pertains to, and includes, a product containing 4 components: (i) a GSM cellular car telephone and remote monitoring/anti-theft control system; (ii) a global positioning system allowing vehicle location within 30 feet using satellites; (iii) the gateway from the remote unit to the central bureau station; and (iv) the interface to the central bureau station. The system provides 24 hour monitoring of vehicle security, personal distress alarm, and impact alarm sensor and information service, as well as normal cellular telephone capability.

The IPR also includes the copyright to the software, which is the gateway from the GSM system employed to the mapping and tracking systems, and remote control software enabling the central security-monitoring bureau to have complete and full two-way communications with the telephone module. The IPR also includes know-how relating to technical experience, skills, secret processes and technical information regarding the module and software and their production, as well as enhancements appertaining to the IPR.

The Skynet 2000 system is marketed and sold to vehicle owners. The management of Skynet Services believes that there is no competitor in the United Kingdom that sells an integrated product incorporating voice link and SMS facilities using GMS and PCN networks. There are, however, other vehicle security systems on the market, and a number of major vehicle manufacturers are or are planning to offer automobiles with some form of vehicle tracking and assistance service. Management believes, however, that the Skynet 2000 system, with its integrated features, currently differentiates the service to be provided from that of its United Kingdom competitors.

Licenses for the Skynet 2000 system were sold by Skynet Services pursuant to three license agreements for the territories of Ireland, Canada, and Hong Kong. Skynet has succeeded Skynet Services as licensor in those agreements. The license fees received (the first year fees) or to be received (the subsequent year fees) from these transactions are: a) Ireland - (pound) 150,000 for the first year with a minimum of (pound) 150,000 annually thereafter; b) Canada - (pound) 25,000 plus possible royalties for the first year with a minimum of (pound) 125,000 annually thereafter; and c) Hong Kong - (pound) 25,000 plus possible royalties for the first year with a minimum of (pound) 125,000 annually thereafter.

Management anticipates that, due to its limited funds and the limited amount of its resources, the Company will be restricted to participation in only the Netking business venture. This lack of diversification should be considered a substantial risk because it will not permit the Company to offset potential losses from one venture against gains from another.

Netking and its subsidiaries had 18 full-time employees as of March 19, 1998. Netking and Skynet consider its relationships with its employees to be satisfactory.

The Company owns no properties and utilizes space in North America on a rent-free basis in the office of Milton Klyman, a director of the Company and the Company's secretary and treasurer. Neither Netking nor Skynet currently leases any real property, although Skynet utilizes the space previously used by Skynet Services in London on a rent-free basis. A lease is currently being negotiated and it is anticipated that a formal lease will be entered into soon. It is also anticipated that the office of the Company will be relocated.

Market of the Registrant's Common Equity and Related Stockholder Matters
A) As of the third quarter of 1997, the Company's common stock has been traded in the over-the-counter market and is quoted in the NASDAQ electronic bulletin board under the symbol PEPC. Prior to the third quarter of 1997, there were no market quotes for the Company's common stock. The following table sets forth the range of bid prices for the common stock of the Company as reported in the NASDAQ electronic bulletin board system during the periods indicated, and represents prices between broker-dealers, which do not include retail mark-ups and mark-downs, or any commissions to the broker-dealers. The bid prices do not reflect prices in actual transactions.

                                            Company Common Stock - Bids

                                               High       Low
              1997
         3rd Quarter                           $.10          $.10
         4th Quarter                          $1.00          $.10

              1998
         1st Quarter                        $2.5625        $.5625

B) As of April 9, 1998, there were approximately 380 record holders of the Company's common stock. The Company had not previously declared or paid any dividends on its common stock and does not anticipate declaring any dividends in the foreseeable future.

Management Discussion and Analysis or Plan of Operation
The Company has no operational history and has just acquired Netking. Following its examination of the market place, management feels that Netking is the only telematix company with a well-developed product that is now being sold and marketed. Management's principal objective is to have Netking sustain and capitalize upon this advantage. The Skynet 2000 system is currently actively selling, fitting, and monitoring the telematix product in the United Kingdom. During the coming year management plans to expand Netking's telematix business to other countries, including the United States and Canada. Management is also optimistic about the coupling of the use of satellite global positing system ("GPS"), mobile telephone GMS technology and ("SMS") short messaging service and monitoring, the industry known as "telematix." Management believes these combined technologies have many potential applications. Currently Netking is exploiting the automobile and personal security market, but management plans to also exploit ancillary markets of potentially equal size, such as tracking and monitoring the whereabouts of children, precious items, valuable cargo, emergency alarms on mobile telephones, boats and ships and their cargo, tracking of heavy duty plant and machinery, and even controlling the movement of prisoners.

Netking is currently developing a 1900 mhz car security and personal protection device for use in areas of the United States which are covered by GSM network. The largest area is currently California, and management expects Netking to be able to demonstrate a working prototype telematix product before December 1998, although there is no assurance that the product will be ready by such date. Although telematix operates through a 24 hour a day monitoring station, Netking also has a lap top monitoring device which allows fleet owners to monitor and control their own vehicles, which is another segment of the market that management also intends to develop in the United Kingdom, Canada, and the United States.

During the next year management also intends to develop and expand sales and marketing of telematix vehicle, personal security, and Medi-Care DataPlus products in Ireland, Switzerland, Hong Kong, Italy, Spain and Germany. With the exception of Canada, the United States, and the United Kingdom, management feels that future expansion of corporate operations will be on a license basis, wherein the territory is sold to a licensee in exchange for royalties. Management anticipates that each country could produce significant long term royalties.

Management also plans to move manufacturing from Denmark to the United Kingdom in 1998, with separate manufacturing in the United States scheduled for early 1999. The implementation of its sales and marketing programs, and the relocation and construction of new production manufacturing facilities, will require substantial infusions of new capital into the business. While management believes that capital can be generated by profitable operations to fund its short term goals, the Company may also find it necessary to raise additional capital to satisfy its long term cash requirements, including the building of production manufacturing facilities. Management is optimistic that it will be able to meet both its short and long term capital requirements, but interest rates and terms of such loans have not yet been determined, nor is there any assurance that such funds will be available, or that such funds would be available on terms that are satisfactory to the Company.

                             THE TELEMATICS INDUSTRY

The telematics industry, in which the company operates, is expected to experience explosive growth. We have extracted two comments which capture this trend. Newsbytes News Network offers the following:

         "In this respect, Racal officials are citing a recent report from the United States GPS (global positioning system) industry council, which forecasts that, within three years, sales of in-car Telematics will be worth around $US3 billion."

The president of Motorola, Inc. was attributed to the following statements:

         "Motorola (NYSE:MOT) announced today the formation of Telematics Information Systems (TIS), a new business organization responsible for leveraging all of the company's leading technologies related to the emerging telematics market - an industry predicted by many to accumulate multi-billion dollar sales over the next two decades.
         Telematics is a new way of using wireless voice and data to provide drivers and their passengers with location-specific security, information, convenience and entertainment services from a central service center."

Suffice to say, telematics is a dynamic and fast growing industry.

                     VALUATION OF THE INTELLECTUAL PROPERTY

Overview

Virtually all of the assets and business of Peripheral Communications is linked to the Skynet technology. Therefore, the business enterprise and intellectual property are virtually indisting uishable, from a valuation perspective. In other words, the intangible assets are the business.

Our methodology will include estimates of worth using all three appraisal approaches: cost, market, and income. The cost approach will consider funds expended to develop the technology. Our market approach will look at both guideline companies which are publicly traded as well as explore the trading patterns of PEPC stock. An income analysis using modified discount cash flow
(DCF) methodology will follow.

Introduction
In this section of the report we will briefly outline the appraisal procedure utilized in valuing the subject intellectual property, discuss the factors considered, present our conclusions as to the appraisal procedures most applicable under the existing circumstances, and summarize the result of the applied procedures.

Appraisal Procedures
There are four rational ways to approach the value of the subject intangible assets. The first is to consider the funds expended to date on the development of the product. The second is to analyze common stock trading activities. The third is to compare PEPC stock to the more frequently traded shares of guideline companies. The fourth is to apply venture capital style valuation methods to the projections provided by the company, or as adjusted by the appraiser.

Product Development Costs

We have been informed that nearly 7.5 million English pounds had been expended by the prior owners in the development of Skynet technology. That equates to roughly $12.3 million US. Certain additional expenditures have been made under the current management.

Sales of Peripheral Connections Common Stock
Addenda Exhibit V displays the common stock trading history for PEPC shares over the last year. The recent trading price range has been fairly narrow and the activity sporadic.

Of the 12.6 million common shares outstanding, only about 1 million are floatable. At a typical trading price of around $3.00 per share and a capital share base of 12.6 million, the market capitalization becomes about $38 million. However, the thinly traded market activity prevents us from accepting "at face" the suggested market capitalization. Instead, we have opted to apply the Black-Scholes option pricing model. That application is the subject of the next section of this report.

Black-Scholes Model
Implied Discount of a Market Hedge
Black-Scholes Option Pricing Model (BSOPM)

In this case we have attempted to estimate the cost of hedging the block of stock over the period necessary to liquidate all shares without depressing the market price. For this we have made a broad assumption that because of Rule 144 restrictions the block would require an average holding period of 8 years.

The appropriate discount can be inferred from BSOPM of buying put options with a strike price equal to the market price and a term of 8 years. The price of the put, relative to the market price, is the effective decrement to value created by blockage, or the percentage of the market price represented by blockage.

Background on the BSOPM
In 1973, Fisher Black and Myron Scholes derived what is today the most widely used and best known theoretical model for the valuation of marketable options. The model is based on the assumption that it is possible to set up a perfectly hedged position consisting of owning the shares of stock and selling a call option on the stock. Any movement in the price of the underlying stock will be offset by an opposite movement in the option's value, resulting in no risk to the investor. This perfect hedge is riskless and, therefore, should yield the riskless rate of return. If it does not yield the riskless rate, the option is mispriced, the hedge is not perfect, and the option should be revalued until the hedge yields the riskless rate. Black and Scholes inferred that when the option is correctly priced, the perfect hedge results. The assumptions underlying the Black-Scholes model are rather specific, nevertheless, it is important to be aware of them. These assumptions are as follows:
      o   The short-term interest rate is known and is constant through time.

      o The stock price follows a random walk in continuous time with a rate of variance in proportion to the square of the stock price.
      o The distribution of possible stock prices at the end of any finite interval is lognormal.
      o   The variance of the rate of return on the stock is constant.
      o   The stock pays no dividends and makes no other distribution.
      o   The option can be exercised only at maturity.
      o There are no commissions or other transaction costs in buying or selling the stock or option.
      o It is possible to borrow any fraction of the price of a security to buy it, or to hold it, at the short-term interest rate.
      o A seller who does not own a security (a short seller) will simply accept the price of the security from the buyer and agree to settle with the buyer on some future date by paying him an amount equal to the price of the security on that date. While this short sale is outstanding the short seller will have the use of, or interest on, the proceeds of the sale.
     o The tax rate, if any, is identical for all transactions and all market participants.

The Black-Scholes model is expressed as follows:
Call value = SxN(d1) - Eeu x N(d2)
         where:

         S    =     Stock price
         E    =     Exercise (strike) price
      N( )    =     Value of cumulative normal distribution at the point ( )
        d1    =     In (S/E) + ( r + 0.5[sigma]2)t
                                [sigma][root]t
        d2    =     d1 - [root]t
        ln    =     Natural logarithm
         r    =     Short-term riskless rate (continuously compounded)
         t    =     Time to expiration, in years
         e    =     Base of natural logarithms
   [sigma]    =     Annual standard deviation of return (usually referred to
                     as volatility)


There are many assumptions and computations that need to be made to derive the option value using the Black-Scholes formula. For example, the model was developed to value European options. Dividends are ignored and when dividends are paid, they are paid at one time and not continuously. Also, fluctuations in the economy preclude rational acceptance of the assumption that investors can borrow or lend at a constant riskless interest rate. Over the years, much additional empirical research has been conducted, and adjustments have been made to the Black- Scholes model in order to correct for the original model's limitations.

The empirical research that has been done to improve upon the model is, ultimately, supportive of the Black-Scholes model. Differences between market prices and the Black-Scholes prices have usually been small when compared to transaction costs.

The attached table illustrates the application of this particular set of assumptions and uses the BSOPM to calculate the average price of a hypothetical put. The cost of the put option is estimated at $1.96 per put option, subtracted from the share price of $3.00, for a net $1.04 per share.

                            PERIPHERAL COMMUNICATIONS
                      BLACK-SCHOLES VALUATION MODEL - PUTS
                     IMPLIED LACK OF MARKETABILITY DISCOUNT


    Month          Option Holder             Ps              Px              Rf          Volatility      T(years)
    -----       -------------------      ----------      ----------      ----------      ----------      --------

        1            Hypothetical Hedge       3.000           3.000             5.3%           250%          8.00


       d1                  N(d1)                d2             N(d2)              Vc             Vp

    3.5953834         0.999838          -3.4756844        0.0002548         2.9990133      1.963856


                            Share Price                              $3.00
                            Put Value                                $1.96
                                                                 ---------
                            Ps-Vp                                    $1.04

                            Shares Outstanding       14.6 mil.

                            Adjusted Market Cap.               $15,184,000

                            Rounded to                         $15,000,000
                                                               ===========



Key

3.00 = Ps - Stock Price at valuation date, less PV of expected  dividends
3.00 = Px - Exercise  Price
5.3% = Rf - Risk free rate
250% = Volatility - estimated annualized standard deviation of the return of the stock
See above = T - length of  option
See  above  = VC -  Value  of Call  Option
See  above = d1 and d2 - deviation in stock price
See above = N(d1-2) - normal  probability  distribution of d1-2
2.71828 = e - (base of natural logarithms)

Publicly Traded Comparative Analysis

Our search and screening has uncovered five companies who could be considered to be reasonably comparable to PEPC. They are:
         o         LoJack (LOGN)
         o         International Elec. (IEIB)
         o         Napco Security Systems (NSSC)
         o         Percon (PRCN)
         o         Rainbow Tech. (RNBO)

Addenda Exhibit I provides a summary analysis and detailed financial presentation of the companies. We have elected to use the 1999 forecast prepared by PEPC for base financial numbers. These projections call for the following:
(000 omitted)
                  Revenues                  $30,366
                  Earnings                   $7,199
                  Cash Flow                  $8,041


Our analysis suggests that the appropriate conservative "price to" multiples might be:

                  Revenues                     250%
                  Earnings                      15x
                  Cash Flow                     12x


Applying the data we arrive at the following value indications:

            Criteria                      Multiplier          Indicated Value
         Revenues - $30,366                     2.5                   $75,915
         Earnings - $7,199                       15                  $107,985
         Cash Flow    - $8,041                   12                   $96,492

Even if we look at a performance level that's 20% of the forecast we can anticipate an average value of about $19 million.

Discounted Future Benefits
Projections

As is the case with most development stage corporations, the first few years in business the company displays very little with respect to revenues and large levels of costs and expenses resulting in operating losses. This is particularly true with respect to higher technology type enterprises. However, if the company becomes successful the rewards are generally quite generous.

In order to currently value the subject technology we first must look at the projections which have been prepared. Our analysis suggests they are quite optimistic. As a matter of appraisal judgement we only considered a 3-year forecast period. Addenda Exhibit III presents the projection and the development of our cash flow model.

                                                                                    2000
               Year                      1998                 1999             (thereafter)
         ----------------          ----------------     ----------------     ---------------
         Net Free Cash
           Flow (000)               $(487)                  $6,887            $28,170
         Discount Rate @ 48%         .6757                   .4565              .9508
         Present Value              $(329)                  $3,144            $26,784
         Total Value                $29,599
                                    -------
             Rounded to             $30,000
                                    -------

Probability Analysis
We have just concluded that, should the near term projections come remotely close to fruition, the subject's common stock would have an estimated minimum value of $30 million. Realistically, this may or may not happen. However, some investors are purchasing shares at a market cap. of above that figure. The First Chicago Pricing Model suggests that a Peripheral Connections type venture can take on any of three directions:

1.  Successful:       Profitable to the point of being a solid public company.
2.  Sideways:         Marginally profitable with limited growth - not a viable
                      public company but able to service debt over a period of
                      years
3.  Failure:          Bankruptcy or reorganization

The nature of PEPC is such that direction #2 does not seem possible. It really looks like a hit or miss proposition. Our impression is that it may hit. However, the company is in need of capital and it has already failed once. We give PEPC a decent chance of becoming a category #1 company. We will subjectively weight what we believe the year end 2000 probable company value to be. This is presented as follows:

       Scenario                Probability               Weighted Value
   -----------------        -----------------            --------------
       No value                  50%                             0
       $20,000,000               20%                    $4,000,000
       $50,000,000               20%                   $10,000,000
       Over $100,000,000         10%                   $10,000,000
                                                       -----------
                                                 Total $24,000,000
                                                       ===========

                       SUMMARY AND CONCLUSION AS TO VALUE

In the foregoing section of this appraisal report we have utilized professional valuation approaches designed to provide meaningful indications as to the probable worth of the intellectual property in the subject business enterprise. The value methods and their attendant estimates as to worth are summarized in the following:
         Summary of Value Indicators                                Per Share
         Cost Approach                                          $12.3 million
         Market Approach - Market Cap. Method                     $38 million
                               - Black-Scholes Adjusted           $15 million
                               - Guideline Companies              $19 million

         Forecasts
         Discounted Future Benefits                               $30 million
         Discounted Future Benefits - Probability Adjusted        $24 million

Opinion of Value
Inasmuch as all three approaches to value and their underlying methodologies have produced indications of worth substantially above the purchase price of the subject intellectual property, we conclude that the fair market value of the subject assets is not less than Six Million Six Hundred Thousand Dollars as of a current date.

                FAIR MARKET VALUE . . .Not less than $6.6 million
                                                     ============

                                  A D D E N D A

                                 EXHIBIT GROUP I


                               GUIDELINE COMPANIES

                               GUIDELINE COMPANIES

                                SUMMARY ANALYSIS


Company                             LoJack    Int'l Elect.    Napco Sec. Sys.    Percon    Rainbow Tech.
                                    ------    ------------    ---------------    ------    -------------
Trading Symbol                         LOJN          IEIB               NSSC            PRCN            RNBO

Factor
Revenues (mil.)                        76.2           9.4               50.9            29.2            99.0
Market Cap. (mil.)                    252.2          2.52               23.5            28.6           116.4
Earnings Per Share (current)            .61           .28                .28             .87             .75
Earnings Per Share (forecast)           .91           N/A                N/A            1.09            1.34
Trading Price                         14.00          1.68               5.38            7.13           15.00

Multiples - Trading
Price To
Revenues (%)                            331            27                 46              98             118
Earnings (current) (x)                 22.8           6.0               19.2             8.2            20.0
Earnings (forecast ) (x)               15.4           N/A                N/A             6.5            11.2
Cash Flow (current) (x)                19.7           3.5                8.8             6.2            10.6
EBDIT Growth Rate (%)                  18.4         209.0               17.4            57.4             7.8

                       Capitalization Rates and Multiples

Guideline Company Analysis

(All Amounts in $000s except per share)                                                 LoJack Corp.  Int'l Elect. Napco Sec. Systm.
                                        Mean        Median         Min.         Max.         LOJN         IEIB         NSSC
Latest Quarter End                                                                          5/31/98      5/31/98      3/31/98
Latest Fiscal Year End                                                                      2/28/98      8/31/97      6/30/97
------------------------------------------------------------------------------------------------------------------------------------

Latest 12 Months
Revenues                                  52,937       50,922        9,385       98,971       76,209         9,385       50,922
Gross Profit                              25,113       14,646        4,239       51,446       43,110         4,239       12,124
Earnings Before Depreciation,
    Interest and Taxes                    10,371        6,519          824       21,572       21,572           824        4,418
   Depreciation                            1,957        1,440          295        5,185        1,755           295        1,440
Earnings Before Interest and Taxes         8,414        5,408          529       19,818       19,818           529        2,978
   Interest                                  504           58         (578)       1,714        1,714             2        1,323
Pretax Earnings                            7,910        5,350          527       18,104       18,104           527        1,655
   Income Taxes                            3,514        1,870          106        8,108        7,059           106          428
Net Income                                 4,396        3,480          421       11,045       11,045           421        1,227
Cash Flow                                  6,353        4,591          716       12,800       12,800           716        2,667
------------------------------------------------------------------------------------------------------------------------------------

Working Capital                           22,135       15,486        1,174       49,229       15,486         1,174       33,367
Total Assets                              43,150       37,165        3,356       98,902       37,165         3,356       58,383
Total Interest Bearing Debt                4,069        1,539          162       16,088        1,539           162       16,088
Long Term Debt                             3,659          793           99       15,188          793            99       15,188
Book Value                                31,153       23,805        1,672       84,078       23,805         1,672       31,952
------------------------------------------------------------------------------------------------------------------------------------

Tax Rate                                    35.6%        35.0%        20.1%        58.3%        39.0%         20.1%        25.9%
Debt Free Earnings                         4,899        3,537          423       12,759       12,759           423        2,550
Debt Free Cash Flow                        6,857        4,649          718       14,513       14,513           718        3,990
------------------------------------------------------------------------------------------------------------------------------------

7/21/98                                     8.64         7.13         1.69        15.00        14.00          1.69         5.38
Shares Out                                 7,133        4,379        1,493       18,018       18,018         1,493        4,379
Market Value of Common Stock              84,661       28,589        2,524      252,259      252,259         2,524       23,538
Total Invested Capital                    88,729       39,626        2,686      253,798      253,798         2,686       39,626
------------------------------------------------------------------------------------------------------------------------------------

EPS (Simple)                                0.56         0.61         0.28         0.87         0.61          0.28         0.28
First Call Forecast EPS - Current FYE       0.54         0.69         0.00         1.11         0.69
First Call Forescast EPS - Next FYE         0.67         0.91         0.00         1.34         0.91
------------------------------------------------------------------------------------------------------------------------------------

Liquidity Ratios:
Quick Ratio                                 2.35         2.10         0.98         3.90         2.10          0.98         1.37
Current Ratio                               3.94         4.20         1.74         5.45         3.17          1.74         4.20
Working Capital Turnover                    3.80         2.56         1.53         8.00         4.92          8.00         1.53
------------------------------------------------------------------------------------------------------------------------------------

Leverage Rations:
Total Liabilities to Net Worth             0.55         0.47         0.18         1.01         0.47          1.01         0.83
Total Interest Bearing Debt to
     Net Worth                             0.15         0.06         0.02         0.50         0.06          0.10         0.50
Total Interest Bearing Debt to
      Market Capitalization                0.16         0.03         0.01         0.68         0.01          0.06         0.68
Interest Coverage                         75.74        11.56       (23.07)      293.89        11.56        293.89         2.25
------------------------------------------------------------------------------------------------------------------------------------

Activity Rations:
Inventory Turnover                         4.33         4.94         1.39         6.78         6.78          4.94         1.39
Asset Turnover                             1.67         1.63         0.87         2.80         2.05          2.80         0.87
Accounts Receivable Turnover               6.65         5.52         4.16         9.45         9.44          9.45         4.16
------------------------------------------------------------------------------------------------------------------------------------

Growth Rates:
Historical Three Year
Revenues                                   21.5%        19.1%         5.3%        49.2%        19.1%         19.5%         5.3%
EBDIT                                      62.0%        18.4%         7.8%       209.0%        18.4%        209.0%        17.4%
EBIT                                        N/A          N/A          N/A          N/A          N/A           N/A         25.0%
Total Assets                                N/A          N/A          N/A          N/A          N/A           N/A          1.3%
Total Interest Bearing Debt                 N/A          N/A          N/A          N/A          N/A           N/A         -6.6%

                       Capitalization Rates and Multiples

Profitability Ratios

                                                                                    LoJack Corp.  Int'l Elect. Napco Sec. Systm.
                                    Mean        Median         Min.         Max.         LOJN         IEIB         NSSC
Latest Quarter End                                                                     5/31/98      5/31/98      3/31/98
Latest Fiscal Year End                                                                 2/28/98      8/31/97      6/30/97
------------------------------------------------------------------------------------------------------------------------------------


Profitability Ratios:
Gross Profit Margin
   Latest12 Months                     45.5%        50.2%        23.8%        56.6%        56.6%         45.2%        23.8%
   Fiscal Year End                     44.8%        51.1%        24.0%        56.0%        56.0%         40.7%        24.0%
   Three Year Average                  45.1%        50.8%        23.5%        55.1%        55.1%         41.7%        23.5%
   Five Year Average                   21.9%        24.0%         0.0%        53.0%        53.0%          N/A         24.0%
EBDIT to Sales
   Latest12 Months                     17.4%        18.7%         8.7%        28.3%        28.3%          8.8%         8.7%
   Fiscal Year End                     17.1%        22.6%         4.4%        25.2%        25.2%          4.4%         9.5%
   Three Year Average                  16.3%        18.0%         3.5%        25.7%        25.7%          3.5%         8.7%
   Five Year Average                   10.3%         6.7%         0.0%        23.6%        21.0%          N/A          6.7%
EBDT to Sales
   Latest12 Months                     16.5%        19.3%         6.1%        26.1%        26.1%          8.8%         6.1%
   Fiscal Year End                     16.7%        22.4%         4.3%        25.5%        24.3%          4.3%         6.9%
   Three Year Average                  15.6%        18.2%         3.3%        26.9%        23.7%          3.3%         6.0%
   Five Year Average                    9.8%         5.1%         0.0%        24.5%        19.5%          N/A          5.1%
EBIT to Sales
   Latest12 Months                     13.9%        13.5%         5.6%        26.0%        26.0%          5.6%         5.8%
   Fiscal Year End                     13.6%        18.5%         1.3%        22.7%        22.7%          1.3%         6.8%
   Three Year Average                  12.8%        14.4%         0.2%        22.9%        22.9%          0.2%         5.9%
   Five Year Average                    8.5%         5.1%         0.0%        20.6%        16.8%          N/A          5.1%
Net Income to Sales
   Latest12 Months                      7.8%         5.9%         2.4%        14.5%        14.5%          4.5%         2.4%
   Fiscal Year End                      8.2%        12.0%         0.8%        13.3%        13.3%          0.8%         3.1%
   Three Year Average                   7.9%         8.3%        -0.3%        16.4%        16.4%         -0.3%         2.1%
   Five Year Average                    5.6%         2.8%         0.0%        12.8%        12.5%          N/A          2.8%
Cash Flow to Sales
   Latest12 Months                     11.3%        11.1%         5.2%        16.8%        16.8%          7.6%         5.2%
   Fiscal Year End                     11.7%        15.8%         3.9%        17.2%        15.8%          3.9%         5.8%
   Three Year Average                  11.4%        11.9%         3.1%        19.3%        19.3%          3.1%         4.9%
   Five Year Average                    7.4%         4.5%         0.0%        16.7%        16.7%          N/A          4.5%
Net Income to Net Worth
   Latest12 Months                     21.3%        24.4%         3.8%        46.4%        46.4%         25.2%         3.8%
   Fiscal Year End                     19.1%        13.1%         5.2%        46.0%        46.0%          5.2%         5.3%
   Three Year Average                  13.2%        13.6%         0.0%        34.5%        34.5%          N/A          3.5%
   Five Year Average                    8.7%         4.7%         0.0%        25.0%        25.0%          N/A          4.7%
EBIT to Total Invested Capital
   Latest12 Months                     12.9%        11.3%         7.5%        19.7%         7.8%         19.7%         7.5%
   Fiscal Year End                     10.8%         9.9%         4.5%        18.0%         6.7%          4.5%         9.9%
   Three Year Average                   7.8%         7.9%         1.1%        14.2%         5.7%          1.1%         7.9%
   Five Year Average                    5.9%         6.2%         0.6%        12.1%         3.9%          0.6%         6.9%
EBIT to Book Value of Capital
   Latest12 Months                     32.9%        28.8%         6.2%        78.2%        78.2%         28.8%         6.2%
   Fiscal Year End                     29.8%        19.9%         8.1%        75.8%        75.8%          8.1%         8.2%
   Three Year Average                  20.8%        21.1%         0.0%        51.6%        51.6%          N/A          6.7%
   Five Year Average                   12.4%         6.0%         0.0%        35.8%        35.8%          N/A          6.0%
EBIT to Total Assets
   Latest12 Months                     23.6%        15.8%         5.1%        53.3%        53.3%         15.8%         5.1%
   Fiscal Year End                     21.9%        17.0%         3.9%        51.7%        51.7%          3.9%         6.4%
   Three Year Average                  16.2%        18.2%         0.0%        37.5%        37.5%          N/A          5.2%
   Five Year Average                    9.8%         4.5%         0.0%        26.2%        26.2%          N/A          4.5%
EBDIT to Total Assets
   Latest12 Months                     29.0%        24.5%         7.6%        58.0%        58.0%         24.5%         7.6%
   Fiscal Year End                     27.6%        21.8%         8.9%        57.5%        57.5%         13.3%         8.9%
   Three Year Average                  19.6%        22.8%         0.0%        41.9%        41.9%          N/A          7.7%
   Five Year Average                   11.8%         6.0%         0.0%        32.0%        32.0%          N/A          6.0%
Debt Free Cash Flow to Total Assets
   Latest12 Months                     20.7%        21.4%         6.8%        39.1%        39.1%         21.4%         6.8%
   Fiscal Year End                     19.7%        14.2%         7.8%        38.1%        38.1%         12.1%         7.8%
   Three Year Average                  14.0%        14.8%         0.0%        32.1%        32.1%          N/A          6.7%
   Five Year Average                    8.9%         5.4%         0.0%        25.9%        25.9%          N/A          5.4%

                       Capitalization Rates and Multiples

Capitalization Rates and Mulitples

                                                                                        LoJack Corp.  Int'l Elect. Napco Sec. Systm.
                                       Mean        Median         Min.         Max.         LOJN         IEIB         NSSC
Latest Quarter End                                                                         5/31/98      5/31/98      3/31/98
Latest Fiscal Year End                                                                     2/28/98      8/31/97      6/30/97
------------------------------------------------------------------------------------------------------------------------------------


Capitalization Rates and Multiples:
Price/Earnings
   Latest 12 Months                       15.26        19.18         5.99        22.84        22.84          5.99        19.18
   Fiscal Year End                        18.89        14.36         8.34        35.98        25.51         35.98        14.36
   Three Year Average                  1,399.13        22.31        11.03     6,920.51        25.19      6,920.51        22.31
   Five Year Average                   2,898.02        22.59        12.73    11,534.18                  11,534.18        17.47
Price/Cash Flow
   Latest 12 Months                        9.78         8.83         3.53        19.71        19.71          3.53         8.83
   Fiscal Year End                         9.93         7.14         6.34        21.44        21.44          7.10         7.64
   Three Year Average                     11.94         9.56         7.84        21.43        21.43          9.47         9.56
   Five Year Average                      13.86        13.27         9.93        18.98                      15.79        10.74
Price/EBIT
   Latest 12 Months                        7.88         7.90         4.77        12.73        12.73          4.77         7.90
   Fiscal Year End                        10.98         6.64         5.41        21.47        14.94         21.47         6.46
   Three Year Average                     20.76         9.49         6.91        61.97        17.49         61.97         7.93
   Five Year Average                      34.11        12.62         7.93       103.28                     103.28         9.43
TIC/EBIT
   Latest 12 Months                        9.10         8.86         5.08        13.31        12.81          5.08        13.31
   Fiscal Year End                        12.21        10.87         5.56        22.85        15.03         22.85        10.87
   Three Year Average                     22.73        13.35         7.02        65.95        17.60         65.95        13.35
   Five Year Average                      37.53        16.07         8.05       109.92                     109.92        15.88
TIC/EBDIT
   Latest 12 Months                        6.98         6.38         3.26        11.76        11.76          3.26         8.97
   Fiscal Year End                         7.57         6.66         4.62        13.52        13.52          6.66         7.79
   Three Year Average                      9.36         8.76         5.59        15.69        15.69          8.76         9.06
   Five Year Average                      11.55        12.37         6.85        14.59                      14.59        11.86
TIC/Debt-Free Earnings
   Latest 12 Months                       14.54        15.54         6.35        22.60        19.89          6.35        15.54
   Fiscal Year End                        18.30        13.03         8.45        33.76        24.01         33.76        13.03
   Three Year Average                     50.24        17.23        12.55       182.39        22.62        182.39        16.39
   Five Year Average                      91.24        23.51        13.96       303.98                     303.98        18.31
TIC/Debt-Free Cash Flow
   Latest 12 Months                        9.77         9.93         3.74        17.49        17.49          3.74         9.93
   Fiscal Year End                        10.22         8.07         6.45        20.38        20.38          7.36         8.85
   Three Year Average                     11.98        10.36         8.62        19.56        19.56          9.57        10.36
   Five Year Average                      14.86        14.56        10.70        19.62                      15.95        13.17
Price/Net Book Value
   Latest 12 Months                        3.25         1.51         0.74        10.60        10.60          1.51         0.74
   Fiscal Year End                         3.57         1.87         0.75        11.73        11.73          1.87         0.75
   Three Year Average                      3.19         2.58         0.79         8.19         8.19          2.88         0.79
   Five Year Average                       2.91         3.02         0.82         4.80                       4.80         0.82
TIC/Revenue
   Latest 12 Months                        1.32         1.01         0.29         3.33         3.33          0.29         0.78
   Fiscal Year End                         1.35         1.04         0.29         3.41         3.41          0.29         0.74
   Three Year Average                      1.60         1.40         0.33         4.04         4.04          0.33         0.79
   Five Year Average                       1.34         1.23         0.55         2.33                       0.55         0.81
Price/First Call Projected Earnings
   Current Year                            8.31         7.74         0.00        20.29        20.29           N/A          N/A
   New Year                                6.62         6.54         0.00        15.38        15.38           N/A          N/A
Indicated Annual Dividend                  0.00         0.00         0.00         0.00         0.00          0.00         0.00
Indicated Annual Dividend Yield             0.0%         0.0%         0.0%         0.0%         0.0%          0.0%         0.0%


                       Capitalization Rates and Multiples

Guideline Company Analysis

(All Amounts in $000s except per share)                        Percon, Inc.     Rainbow Tech.
                                                                   PRCN             RNBO
Latest Quarter End                                                3/31/98          3/31/98
Latest Fiscal Year End                                           12/31/97         12/31/97
-------------------------------------------------------------------------------------------------------------------


Latest 12 Months
Revenues                                                             29,201            98,971
Gross Profit                                                         14,646            51,446
Earnings Before Depreciation, Interest and Taxes                      6,519            18,521
   Depreciation                                                       1,112             5,185
Earnings Before Interest and Taxes                                    5,408            13,336
   Interest                                                              58              (578)
Pretax Earnings                                                       5,350            13,914
   Income Taxes                                                       1,870             8,108
Net Income                                                            3,480             5,806
Cash Flow                                                             4,591            10,991
-------------------------------------------------------------------------------------------------------------------


Working Capital                                                      11,418            49,229
Total Assets                                                         17,944            98,902
Total Interest Bearing Debt                                             796             1,757
Long Term Debt                                                          708             1,506
Book Value                                                           14,258            84,078
-------------------------------------------------------------------------------------------------------------------


Tax Rate                                                               35.0%             58.3%
Debt Free Earnings                                                    3,537             5,228
Debt Free Cash Flow                                                   4,649            10,413
-------------------------------------------------------------------------------------------------------------------


7/21/98                                                                7.13             15.00
Shares Out                                                            4,012             7,760
Market Value of Common Stock                                         28,589           116,394
Total Invested Capital                                               29,385           118,151
-------------------------------------------------------------------------------------------------------------------


EPS (Simple)                                                           0.87              0.75
First Cal Forecast EPS - Current FYE                                   0.92              1.11
First Call Forecast EPS - Next FYE                                     1.09              1.34
-------------------------------------------------------------------------------------------------------------------


Liquidity Ratios:
Quick Ratio                                                            3.42              3.90
Current Ratio                                                          5.45              5.15
Working Capital Turnover                                               2.56              2.01
-------------------------------------------------------------------------------------------------------------------


Leverage Ratios:
Total Liabilities to Net Worth                                         0.26              0.18
Total Interest Bearing Debt to Net Worth                               0.06              0.02
Total Interest Bearing Debt to Market Capitalization                   0.03              0.02
Interest Coverage                                                     94.05            (23.07)
-------------------------------------------------------------------------------------------------------------------


Activity Ratios:
Inventory Turnover                                                     3.29              5.26
Asset Turnover                                                         1.63              1.00
Accounts Receivable Turnover                                           4.68              5.52
-------------------------------------------------------------------------------------------------------------------


Growth Rates:
Historical Three Year
   Revenues                                                            49.2%             14.2%
   EBDIT                                                               57.4%              7.8%
   EBIT                                                                52.9%              5.6%
   Total Assets                                                        23.1%             11.9%
   Total Interest Bearing Debt                                          N/A             -21.4%

                       Capitalization Rates and Multiples

Profitability Ratios

                                                               Percon, Inc.     Rainbow Tech.
                                                                   PRCN             RNBO
Latest Quarter End                                                3/31/98          3/31/98
Latest Fiscal Year End                                           12/31/97         12/31/97
-------------------------------------------------------------------------------------------------------------------


Profitability Ratios:
Gross Profit Margin
   Latest 12 Months                                                    50.2%             52.0%
   Fiscal Year End                                                     51.1%             52.2%
   Three Year Average                                                  50.8%             54.6%
   Five Year Average                                                    N/A              32.8%
EBDIT to Sales
   Latest 12 Months                                                    22.3%             18.7%
   Fiscal Year End                                                     22.6%             23.8%
   Three Year Average                                                  18.0%             25.6%
   Five Year Average                                                    N/A              23.6%
EBDT to Sales
   Latest 12 Months                                                    22.1%             19.3%
   Fiscal Year End                                                     22.4%             25.5%
   Three Year Average                                                  18.2%             26.9%
   Five Year Average                                                    N/A              24.5%
EBIT to Sales
   Latest 12 Months                                                    18.5%             13.5%
   Fiscal Year End                                                     18.8%             18.5%
   Three Year Average                                                  14.4%             20.4%
   Five Year Average                                                    N/A              20.6%
Net Income to Sales
   Latest 12 Months                                                    11.9%              5.9%
   Fiscal Year End                                                     12.2%             12.0%
   Three Year Average                                                   8.3%             12.8%
   Five Year Average                                                    N/A              12.8%
Cash Flow to Sales
   Latest 12 Months                                                    15.7%             11.1%
   Fiscal Year End                                                     16.0%             17.2%
   Three Year Average                                                  11.9%             18.0%
   Five Year Average                                                    N/A              15.9%
Net Income to Net Worth
   Latest 12 Months                                                    24.4%              6.9%
   Fiscal Year End                                                     25.7%             13.1%
   Three Year Average                                                  14.4%             13.6%
   Five Year Average                                                    N/A              13.7%
EBIT to Total Invested Capital
   Latest 12 Months                                                    18.4%             11.3%
   Fiscal Year End                                                     18.0%             14.9%
   Three Year Average                                                  10.3%             14.2%
   Five Year Average                                                    6.2%             12.1%
EBIT to Book Value of Capital
   Latest 12 Months                                                    35.9%             15.5%
   Fiscal Year End                                                     37.3%             19.9%
   Three Year Average                                                  24.6%             21.1%
   Five Year Average                                                    N/A              20.1%
EBIT to Total Assets
   Latest 12 Months                                                    30.1%             13.5%
   Fiscal Year End                                                     30.5%             17.0%
   Three Year Average                                                  20.2%             18.2%
   Five Year Average                                                    N/A              18.3%
EBDIT to Total Assets
   Latest 12 Months                                                    36.3%             18.7%
   Fiscal Year End                                                     36.7%             21.8%
   Three Year Average                                                  25.4%             22.8%
   Five Year Average                                                    N/A              21.1%
Debt Free Cash Flow to Total Assets
   Latest 12 Months                                                    25.9%             10.5%
   Fiscal Year End                                                     26.2%             14.2%
   Three Year Average                                                  16.5%             14.8%
   Five Year Average                                                    N/A              13.4%

                       Capitalization Rates and Multiples

Capitalization Rates and Multiples

                                                               Percon, Inc.     Rainbow Tech.
                                                                   PRCN             RNBO
Latest Quarter End                                                3/31/98          3/31/98
Latest Fiscal Year End                                           12/31/97         12/31/97
-------------------------------------------------------------------------------------------------------------------


Capitalization Rates and Multiples:
Price/Earnings
   Latest 12 Months                                                    8.22             20.05
   Fiscal Year End                                                     8.34             10.27
   Three Year Average                                                 16.63             11.03
   Five Year Average                                                  27.71             12.73
Price/Cash Flow
   Latest 12 Months                                                    6.23             10.59
   Fiscal Year End                                                     6.34              7.14
   Three Year Average                                                 11.39              7.84
   Five Year Average                                                  18.98              9.93
Price/EBIT
   Latest 12 Months                                                    5.29              8.73
   Fiscal Year End                                                     5.41              6.64
   Three Year Average                                                  9.49              6.91
   Five Year Average                                                  15.82              7.93
TIC/EBIT
   Latest 12 Months                                                    5.43              8.86
   Fiscal Year End                                                     5.56              6.74
   Three Year Average                                                  9.76              7.02
   Five Year Average                                                  16.26              8.05
TIC/EBDIT
   Latest 12 Months                                                    4.51              6.38
   Fiscal Year End                                                     4.62              5.25
   Three Year Average                                                  7.73              5.59
   Five Year Average                                                  12.88              6.85
TIC/Debt-Free Earnings
   Latest 12 Months                                                    8.31             22.60
   Fiscal Year End                                                     8.45             12.23
   Three Year Average                                                 17.23             12.55
   Five Year Average                                                  28.71             13.96
TIC/Debt-Free Cash Flow
   Latest 12 Months                                                    6.32             11.35
   Fiscal Year End                                                     6.45              8.07
   Three Year Average                                                 11.77              8.62
   Five Year Average                                                  19.62             10.70
Price/Net Book Value
   Latest 12 Months                                                    2.01              1.38
   Fiscal Year End                                                     2.15              1.35
   Three Year Average                                                  2.58              1.49
   Five Year Average                                                   4.30              1.73
TIC/Revenue
   Latest 12 Months                                                    1.01              1.19
   Fiscal Year End                                                     1.04              1.25
   Three Year Average                                                  1.40              1.42
   Five Year Average                                                   2.33              1.64
Price/First Call Projected Earnings
   Current Year                                                        7.74             13.51
   Next Year                                                           6.54             11.19
Indicated Annual Dividend                                              0.00              0.00
Indicated Annual Dividend Yield                                         0.0%              0.0%

                                EXHIBIT GROUP II


                         PROJECTED FINANCIAL STATEMENTS

Case:    Status Quo        Pound 1.64770                    NETKING Group


                           Projected Income Statements
                             (Dollars in thousands)

                                                                                      Year Ended December 31,
                                                                                         Projected
                                                            1998           1999            2000           2001           2002
Revenue
   Net Sales                                                    3,277         30,366        100,583         206,697        417,670
   COGS (Excluding Dep. & Amort.)                               1,992         14,764         48,807          97,410        194,820
                                                       ---------------------------------------------------------------------------
                                     Gross Profit               1,285         15,602         51,776         109,287        222,850
   SG&A Expense                                                 1,456          4,327         10,342          18,927         33,505

                                           EBDIAT                (171)        11,275         41,433          90,360        189,345
Depreciation & Amortization                                       609            842            881             939          1,020
                                                       ---------------------------------------------------------------------------
                                 Operating Profit                (780)        10,433         40,552          89,421        188,325
Interest Expense:
   Revolver                                                         0              0              0               0              0
   Old Term                                                         0              0              0               0              0
   Other Debt                                                       0              0              0               0              0
   New Term                                                         0              0              0               0              0
                                                       ---------------------------------------------------------------------------
                                   Total Interest                   0              0              0               0              0
Interest Income                                                     0              0            191           1,201          3,291
Other Income (Expense)                                              0              0              0               0              0
                                                       ---------------------------------------------------------------------------
                                   Pre-Tax Income                (780)        10,433         40,743          90,622        191,616
                                                       ---------------------------------------------------------------------------
   Taxes
       Current                                                      0          3,293         12,718          28,210         59,548
       Deferred                                                   (13)           (58)           (87)           (117)          (147)
                                                       ----------------------------------------------------------------------------
                                       Net Income                (767)         7,199         28,113          62,529        132,215
                                                       ===========================================================================

Case:    Status Quo        Pound 1.64770                    NETKING Group


                            Projected Balance Sheets
                             (Dollars in thousands)

                                                                                    Year Ended December 31,
                                                                                    Projected
                                        ------------------------------------------------------------------------------------------
               ASSETS                        Open           1998           1999            2000           2001           2002
------------------------------------
Cash & Equivalents                                 25             824          7,184         40,871         110,522        257,083
Trade Receivables                                  15             589          2,354          5,886          11,771         24,030
Inventories:                                      273             601          3,007          6,014          12,176         21,647
Prepaid Expenses                                   25              25            231            764           1,571          3,174
                                        ------------------------------------------------------------------------------------------
                Total Current Assets              338           2,039         12,776         53,535         136,041        305,934
Property, Plant & Equipment                     5,631           5,960          7,114          7,938           8,761          9,585
   Accumulated Depreciation                         0             609          1,451          2,332           3,270          4,290
                                        ------------------------------------------------------------------------------------------
Net PP&E                                        5,631           5,351          5,663          5,606           5,491          5,295
Patents                                           967             967            967            967             967            967
Other Assets (Including Fees)                       0               0              0              0               0              0
                                        ------------------------------------------------------------------------------------------
                        Total Assets            6,936           8,357         19,407         60,108         142,499        312,196
                                        ==========================================================================================

       LIABILITIES & NET WORTH               Open           1998           1999            2000           2001           2002
------------------------------------
Notes Payable to Banks                           (178)            395              0              0               0              0
Accounts Payable                                    0             273          2,023          7,889          18,148         36,295
Accrued Expenses                                   66             199          1,476          4,881           9,741         19,482
Fed. & State Taxes Payable                         59               0              0              0               0              0
Other Current Liabilities                           0             199          1,476          4,881           9,741         19,482
                                        ------------------------------------------------------------------------------------------
           Total Current Liabilities              (51)          1,066          4,975         17,651          37,630         75,259
Long-Term Debt:
   New Term                                         0               0              0              0               0              0
                                        ------------------------------------------------------------------------------------------
                        Total L.T.D.                0               0              0              0               0              0
Deferred Taxes                                      0             (13)           (72)          (159)           (276)          (423)
Net Worth:
   Common Stock                                     0               0              0              0               0              0
   Paid In Capital                              7,126           8,210          8,210          8,210           8,210          8,210
   Retained Earnings                             (139)           (906)         6,293         34,406          96,935        229,150
   Treasury Stock                                   0               0              0              0               0              0
                                        ------------------------------------------------------------------------------------------
                     Total Net Worth            6,987           7,304         14,503         42,616         105,145        237,360
                                        ------------------------------------------------------------------------------------------
                      Total L & N.W.            6,936           8,357         19,407         60,108         142,499        312,196
                                        ==========================================================================================
Bal. Sheet Proof                                   (0)             (0)            (0)            (0)             (0)             0
                                        ==========================================================================================

Case:    Status Quo        Pound 1.64770                    NETKING Group


                         Projected Cash Flow Statements
                             (Dollars in thousands)

                                                                                      Year Ended December 31,
                                                                                         Projected
                                                       ----------------------------------------------------------------------------
                                                            1998           1999            2000           2001           2002

Net Sales                                                       3,277         30,366        100,583         206,697        417,670
   (Inc.) Dec. In Receivables                                    (574)        (1,766)        (3,531)         (5,886)       (12,259)
                                                       ----------------------------------------------------------------------------
                                  Cash From Sales               2,703         28,601         97,051         200,811        405,411
COGS (Excluding Dep. & Amort.)                                 (1,992)       (14,764)       (48,807)        (97,410)      (194,820)
Selling, General & Admin. Expenses                             (1,456)        (4,327)       (10,342)        (18,927)       (33,505)
(Inc.) Dec. Inventory                                            (328)        (2,406)        (3,007)         (6,162)        (9,470)
(Inc.) Dec. Prepaids                                                0           (206)          (534)           (806)        (1,603)
Inc. (Dec.) In Accounts Payable                                   273          1,750          5,867          10,258         18,148
Inc. (Dec.) In Accrued Expenses                                   133          1,277          3,404           4,860          9,741
Inc. (Dec.) In Other Current Liab.                                198          1,277          3,404           4,860          9,741
                                                       ---------------------------------------------------------------------------
   Disbursed From Operations                                   (3,173)       (17,399)       (50,014)       (103,327)      (201,769)
                                                       ----------------------------------------------------------------------------
                           Operating Cash Pre-Tax                (470)        11,202         47,037          97,484        203,641
   Taxes Paid                                                     (59)        (3,293)       (12,718)        (28,210)       (59,548)
                                                       ----------------------------------------------------------------------------
                         Net Cash From Operations                (529)         7,909         34,319          69,274        144,094
Other L-T Assets & Liabilities                                      0              0              0               0              0
Other Income (Expenses)                                             0              0            191           1,201          3,291
                                                       ---------------------------------------------------------------------------
                                                                 (529)         7,909         34,510          70,476        147,385
Fixed Assets (Inc.) Dec.:
   Additions to PP&E                                             (330)        (1,153)          (824)           (824)          (824)
   Sale of Equip. Net                                               0              0              0               0              0
                                                       ---------------------------------------------------------------------------
                         Operating Free Cash Flow                (859)         6,756         33,686          69,652        146,561
Financing Transactions:
   Dividends Paid and Equity Accounts                           1,084              0              0               0              0
   Interest Paid                                                    0              0              0               0              0
   Retire Old Term                                                  0              0              0               0              0
   Retire Other Debt                                                0              0              0               0              0
   Retire New Term                                                  0              0              0               0              0
                                                       ---------------------------------------------------------------------------
                                   Free Cash Flow                 225          6,756         33,686          69,652        146,561
Bank Debt Inc. (Dec.)                                             573           (395)             0               0              0
                                                       ---------------------------------------------------------------------------
                                                                  798          6,361         33,686          69,652        146,561
   Cash End of Year                            25                 824          7,184         40,871         110,522        257,083
                                         =========================================================================================
   Cash Flow Proof                       Min Cash                 824          1,648          8,239          16,477         82,385

                                   EXHIBIT III


                                COST OF CAPITAL &

                     DISCOUNTED NET FREE CASH FLOW ANALYSIS

Case:    Status Quo        Pound 1.64770                    NETKING Group


                     Discounted Net Free Cash Flow Analysis
                             (Dollars in thousands)

Discounted Net Free Cash Flow Analysis                                                   Projected
                                                       ---------------------------------------------------------------------------
   Company Operating Results:                               1998           1999            2000           2001           2002
                                                       ---------------------------------------------------------------------------
       Net Income                                      $         (767) $       7,199  $      28,113  $       62,529  $     132,215
       Add back Interest Expense                                    0              0              0               0              0
                                                       ---------------------------------------------------------------------------
       Adjusted Net Income*                                      (767)         7,199         28,113          62,529        132,215
   Investing:
       Depreciation                                               609            842            881             939          1,020
       Capital Expenditures                                      (330)        (1,153)          (824)           (824)          (824)
                                                       ----------------------------------------------------------------------------
                        Net Free Cash Flow (NFCF)      $         (487) $       6,887  $      28,170  $       62,644  $     132,411

   * Note - We have excluded cash flows changes in working capital because of the uncertainty associated with the balance sheet projections.

DCF Pricing:
Discount Rate Assumptions: 48.0% WACC         Include Years of Projections   4

                                                                                         Projected
                                                       ---------------------------------------------------------------------------
1998 - 2002 Forecast Horizon                                1998           1999            2000           2001           2002
                                                       ---------------------------------------------------------------------------
   Discounted Enterprise Free Cash Flow (@48.0%)       $         (487) $       6,887  $      28,170  $       62,644  $           0
   Cumulative Discount Enterprise Free CF              $         (487) $       6,400  $      34,570  $       97,214  $           0

2002 Terminal Value:                                   DCF Summary Pricing
      2002           Terminal         Terminal
      NFCF           Cap Rate           Value           '98-'01      Disc. Terminal   Enterprise           Less           Equity
   -----------    -------------     -------------
     132,411    /       48%      =  $     275,856       Value:    +      Value      =      Value     -     Debt      =     Value
                                                   -------------------------------------------------------------------------------
                                                        97,214    +     275,856     =     373,070    -       0       =    373,070

Case:    Status Quo        Pound 1.00000                    NETKING Group

                           Theoretical Cost of Capital
                             (Dollars in thousands)

                                                                                                                     Assumptions
                                                                                                                     Most Likely
Cost of Equity:                                                                                                         Case


Capital Asset Pricing Model (CAPM):         k(e)=R(f)+B*[(R(m)-R(f)]         Risk Free R(f)                                  5.04%

k(e)=                 Cost of Equity                                         R(m)-R(f)                                       9.20%

R(f)=                 Risk Free Rate                                         Pre-Tax Cost of Debt                           10.00%

[(R(m)-R(f)]=         Expected Return of Market in Excess of R(f)            Marginal Tax Rate                              31.00%

B=Beta=               Level of Systematic Risk Associated with the Company's Target Debt/Equity Ratio                        0.00%

                                                                             Current Beta (a)                                 3.00

Levering/Unlevering Beta:

                                                                                                                Cost of Equity k(e)
B(l)=Levered Beta                           B(l)=B(u)*(1+D/E)                                                        Most Likely
                                                                                                                        Case
B(u)=Unlevered Beta                         B(u)-B(l)*(1+D/E)

                                                                             Cost of Equity k(e)                            32.64%

Weighted Average Cost of Capital:                                            Small Company Risk Premium                      5.36%
---------------------------------

WACC= [D/TC*[k(d)*(1-t)]=[E/TC*(k(e)]                                        Specific Company Risk Premium                  10.00%

k(e)=                 Cost of Equity                                         Total Cost of Equity k(e)                      48.00%

k(d)=                 Pre-Tax Cost of Debt


D/TC=                 Debt/(Debt+Equity)                                                                                WACC
                                                                                                                     Most Likely
E/TC=                 Equity/(Debt+Equity)                                                                              Case

t=                    Marginal Tax Rate                                      Cost of Equity k(e)                            48.00%

                                                                             After Tax Debt Cost                             6.90%

(A) Estimated Beta                                                           Equity /(Debt+Equity)                          100.0%

                                                                             Debt/(Debt+Equity)(b)                            0.0%

                                                                             WACC                                           48.00%

                                   EXHIBIT IV


                               ORGANIZATION CHART

                                                         Skynet 2001 Limited



                                           Tomas G. Wilmot
                                          Managing Director

                    Gayleen Burkhardt
                    Personal Assistant



Chris Wilmot           Mark Dingley         David Grimshaw      Graham Hickmott                    Guy Tingay
Marketing Direc      Finance Director     National Sales Di        IT Manager                 Operations Director
tor                                             rector


                         Accounts             John Casey            Sue Bush        Customer Service           Skynet Moni
                      Rita Flanagan         Regional Sales     Sales Coordinator       David Bell                toring
                                             Coordinator

                                    EXHIBIT V


                          PERIPHERAL CONNECTIONS, INC.

                               STOCK TRADING CHART

                          PERIPHERAL CONNECTIONS, INC.

NASDAQ: PEPC

Open:   $3 3/8    High:       $3 3/8       Low:    $2 7/8
Close:  $2 7/8    Change:     $-1/2 (down)
Yield:  N/A       P/E Ratio:  N/A          52 wk Range:       $9/16 to $3.375

                                   EXHIBIT VI


                                  CERTIFICATION

                                  CERTIFICATION


I certify that, to the best of my knowledge and belief:


-        The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.
- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.
- My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.
- My analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.
- D. Grey Merriman provided significant professional assistance to the person signing this report.


Allan L. R. Lannom, FASA

                                   EXHIBIT VII


                            APPRAISER QUALIFICATIONS

                               ALLAN L. R. LANNOM

                                 Chicago Office



Academic Degrees           M.S., Business Education, Northern Illinois
                             University
                           B.S., Marketing, Northern Illinois University


Employment                 Houlihan Valuation Advisors, Inc.
                           Principal -  1992 to present.

                           BDO Seidman
                           National Technical Director for Business
                           Valuations -  1988 - 1992

                           Business Valuation Services, Inc.
                           President -  1976 - 1988

                           Herbert C. Hansen, Inc.
                           Manager of Analysis and Appraisal
                           1972 - 1976

                           Marshall & Stevens, Inc.
                           Assistant to the Senior V.P. - 1969 - 1972


Experience Mr.  Lannom has been actively  involved in the  appraisal  profession since 1969. He has prepared, supervised, or consulted upon appraisal assignments covering most facets of valuation relative to business enterprise and intangible property. Appraisals conducted by Mr. Lannom have been utilized for the purpose of sale/purchase, financing, income tax, ad valorem tax, estate and inheritance tax, allocation of purchase price, corporate planning, community property settlement, estate planning, partnership and corporation recapitalizations, trust creation and development, and the implementation and continuing reassessment of employee stock ownership plans.

                               ALLAN L. R. LANNOM

                                 Chicago Office

                                    (Page 2)


Experience
 (Continued)               His    experience    includes   many    sophisticated
                           engagements     involving    shareholder    disputes,
                           bankruptcy and solvency.


Expert Testimony           Mr. Lannom has rendered expert testimony on over 75
                           matters in the following jurisdictions:

                                      U.S. Bankruptcy Courts  - Various
                                      U.S. District Court     - Los Angeles, CA
                                      County Courts           - California
                                                              - Texas
                                                              - Illinois
                                                              - Michigan

                           In addition, Mr. Lannom has on several occasions provided testimony before members of the American Arbitration Association and has been the recipient of many court appointments.


Professional
Affiliations           American Society of Appraisers - Fellow designation *FASA
                       (Business Valuations) (Re-certified through 2002)

                       Incorporated Society of Valuers & Auctioneers Fellow (London, England) Designation - FSVA

                       Institute of Business Appraisers - member

                       ESOP Association - member - Valuation Advisory Committee

                               ALLAN L. R. LANNOM

                                 Chicago Office

                                    (Page 3)



Other Served as one of a 5 member task force developing business valuation standards for the Appraisal Standards Board of the Appraisal Foundation. Presently serves on the Foundation's Issues Resource Panel.

                           *Mr. Lannom served as International President of ASA
                            during the 1989-1990 year.  In 1991 he was elected
                           into the College of Fellows.


Publications               Contributing author - Handbook of Business Valuation


Speaking
Engagements                Mr. Lannom speaks to professional and educational
                           organizations on a regular basis. His presentations cover a wide variety of appraisal topics.